UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2017

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previous appointment of John Walker as our President and Chief Executive Officer effective as of August 9, 2017 (he served as Interim CEO from May 9, 2017 until August 9, 2017), we entered into an Employment Letter Agreement with him (the “Employment Agreement”). Mr. Walker’s employment with the Company is on an at-will basis. The terms of the Employment Agreement provide that Mr. Walker will be paid an annual base salary of $360,000 and that he will be eligible for a bonus in an amount determined by the Board of Directors in its discretion based on his performance and the performance of the Company against certain goals to be established annually. Mr. Walker was granted an option to purchase 300,000 shares of our Common Stock on August 9, 2017. He will continue to serve as a member and Chairman of the Company’s Board of Directors, but he will no longer be eligible to receive non-employee director compensation.

Pursuant to the terms of the Employment Agreement, if the Company terminates Mr. Walker other than for cause (as defined in the Employment Agreement) or if Mr. Walker terminates his employment for good reason (as defined in the Employment Agreement), he will be entitled to receive (i) continued salary for 12 months and COBRA benefits for 12 months, (ii) a bonus equal to the amount of the annual bonus awarded to him in respect of the year prior to termination, and (iii) the vesting schedule for any stock options outstanding on the date of termination will automatically accelerate so that 25% of the total option shares shall immediately vest and become exercisable upon such termination. If during the one-year period following a change in control (as defined in the Employment Agreement) of the Company, either we terminate Mr. Walker’s employment without cause or Mr. Walker resigns for good reason, he will be entitled to receive (i) continued salary for 24 months and a lump sum cash amount equal to 229.56% multiplied by the total cost of the projected premiums for group medical, dental and vision insurance for a period of twenty-four (24) months covering the period from and after the date of termination, (ii) a bonus equal to the amount of the annual bonus awarded to him in respect of the year prior to termination, and (iii) his then outstanding equity awards that were granted after the effective date of the Employment Agreement and that are subject to time based vesting will accelerate vesting in full.

The description of the Employment Agreement contained herein is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Letter Agreement, dated as of August 17, 2017 and effective as of August 9, 2017, among Zosano Pharma Corporation, ZP Opco, Inc. and John Walker.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: August 22, 2017	By:	/s/ Georgia Erbez
		Name:	Georgia Erbez
		Title:	Chief Business Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Employment Letter Agreement, dated as of August 17, 2017 and effective as of August 9, 2017, among Zosano Pharma Corporation, ZP Opco, Inc. and John Walker.